Exhibit 99.1 Business Update June 6, 2023

Forward Looking Statements and Risk Factors This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements, including statements related to the anticipated transactions involving certain ProMedica assets and Funds From Operations guidance, are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re- lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements. 2

Recent Highlights – *Since Previous Business Update on May 2, 2023*

2023 Guidance Update[1]

- Raised 2023 net income attributable to common stockholders ("NICS") guidance range to $0.61 – $0.74 per diluted share as compared to previous guidance of $0.57 – $0.72 per diluted share
- Raised midpoint of 2023 normalized FFO guidance range by $0.03 per diluted share to $3.495, driven by continued strength in Seniors Housing Operating fundamentals and recent capital activity

Previous		Revised
Previous 2023 NICS Guidance (May 2, 2023) **$0.57 - $0.72** *per diluted share*	→	**Revised 2023 NICS Guidance (June 5, 2023) $0.61 – 0.74** ***per diluted share***
Previous 2023 FFO Guidance (May 2, 2023) **$3.39 - $3.54** *per diluted share*	→	**Revised 2023 FFO Guidance (June 5, 2023) $3.43 - $3.56** ***per diluted share***

Seniors Housing Operating Portfolio Update

- **QTD fundamentals reflect sustained momentum from 1Q2023, with better than anticipated revenue and expense trends**
  - Revenue: Sustained rate growth and occupancy gains have driven revenue ahead of expectations, underscoring the needs-based nature of demand for seniors housing
  - Expenses: Continued improvement in full-time employee hiring trends and reduction in agency usage have resulted in lower-than-expected compensation expense

Balance Sheet & Liquidity Update

- In early May, further bolstered balance sheet strength and liquidity profile through the issuance of 5-year $1.035 billion convertible senior unsecured notes carrying a coupon of 2.75% and conversion premium of 25% (representing a conversion share price of $95.41)
  - Achieved optimal pricing and initial coupon savings of ~225 bps relative to a traditional unsecured bond offering by capitalizing on increased equity capital markets volatility
  - Offering proceeds are intended to address upcoming unsecured debt maturities and to fund accretive external growth opportunities
- **As of May 31, 2023, cash and cash equivalents total ~$1.5 billion with additional ~$200 million in expected proceeds from assets held for sale; full capacity available under $4.0 billion line of credit**

1. See Supplemental Financial Measures at the end of this presentation for reconciliations

3

Balance Sheet 4

(1) Plurality of Capital Sources Leveraging Efficient & Low-Cost Capital to Execute Investment Strategy ✓ Access to secured and unsecured ✓ Pivot between multiple sources of capital ✓ Recycle capital to improve portfolio quality debt financing based upon cost and availability and capitalize on market inefficiencies $13B | DEBT $10B | PUBLIC EQUITY • Unsecured debt issued since 2015 • Efficiently raised via ATM & at average interest rate of ~3.4% DRIP programs since 2015 • Investment grade balance sheet (BBB+/Baa1) • $4 billion revolving credit facility at SOFR + 77.5bps $40B $4B | PRIVATE CAPITAL $13B | DISPOSITIONS • Capital raised via joint venture partnerships • Asset sales completed since 2015 with institutional capital partners • $6B of dispositions completed during COVID-19 pandemic at near pre-pandemic valuations 5 1. All data as of 3/31/2023

Well-Laddered Debt Maturity Schedule(1,2,3)



Weighted Average Maturity of 6.3 Years
USD Unsecured
USD Secured
GBP Unsecured
CAD Unsecured
CAD Secured
WAI
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
5.16%
4.11%
3.94%
4.12%
4.49%
4.49%
3.66%
3.14%
2.77%
4.08%
5.03%
Current liquidity profile includes $1.5 billion of cash & cash equivalents with full capacity available under $4.0 billion line of credit; proceeds from recent convertible note offering intended to be used towards 2024 unsecured debt maturities

($mm)	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	After
Unsecured Debt	-	1,350	1,260	700	1,906	1,430	1,050	750	1,350	1,050	1,768
Secured Debt	652	483	768	191	263	108	324	87	39	51	503
Total	**652**	**1,833**	**2,028**	**891**	**2,169**	**1,538**	**1,374**	**837**	**1,389**	**1,101**	**2,271**

1. As of March 31, 2023
2. Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
3. 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $184,843,000 USD at March 31, 2023). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.

6

Capital Allocation (Unchanged since prior business update) 7

Acquisitions Since 4Q2020

Capital Deployment Volume[1]

$9.1B GROSS INVESTMENTS

- ✓ Initial yield of 5.9%; Stable yield of approximately 7.8%
- ✓ Low last-dollar exposure and innovative structure offer downside protection
- ✓ Expected to generate high-single-digit to mid-teens unlevered IRRs to WELL

Granular & Off-Market Transactions

110	Total Transactions
373	OM and SH Properties Acquired
35K	Seniors Housing Units Acquired

- ✓ Predictive analytics and exclusive operator relationships used to execute off-market investments
- ✓ Maximizing risk-adjusted return to WELL through creative investments across the capital stack
- ✓ Debt investments offer equity upside in form of warrants and/or bargain purchase options
- ✓ Seniors housing acquisitions executed at an average investment of $21 million per property

Significant Discount to Replacement Cost

$210K / unit	Avg. Last Dollar Basis US transactions
£56K / unit	Avg. Last Dollar Basis UK transactions

- ✓ Investments made at significant discount to replacement cost offer enhanced downside protection
- ✓ Limited recent market transactions priced above replacement cost serves to further curtail new supply



StoryPoint Fort Wayne | Fort Wayne, IN



Oakmont Ivy Park at Otay Ranch | Chula Vista, CA



HarborChase of Vero Beach | Vero Beach, FL

1. Includes pro rata gross investments across acquisitions and loans since October 1, 2020 through March 31 2023, excludes development funding

8

Foundation for Long-Term Growth Established Opportunity to deploy in excess of $3.0 billion annually | Economics Defined During Pandemic NEW and PROPRIETARY long-term relationships with best-in-class developers and operators with either exclusive rights or right of first offer 5 23 2 30 $30B+ Relationships Formed Newly Formed COVID Additional Relationships Total Newly Established Potential Capital Deployment Pre-COVID Relationships Growth Relationships Currently In Progress Opportunity Over Next Decade New relationships formed during depths of COVID- 19 pandemic to create visible and significant long- term capital deployment opportunities 9 Centralized Capital Allocation; Decentralized Execution 1. All data of December 31, 2022

Case Study | Aurora and Peace Capital Joint Venture Transition

Significant Performance Improvement Following Transition to Premier Regional Operator

- Subsequent to quarter-end, Welltower exercised a purchase option for $66 million and immediately closed on a forward agreement to sell seven skilled nursing facilities to our JV with Aurora and Peace Capital valued at $182 million. The transactions resulted in net proceeds of $104 million to Welltower after our retained interest in the properties.
  - Pre-pandemic performance under prior operator was average with occupancy in the mid-80s and a low-teens EBITDAR margin
  - **Facilities were re-tenanted to Complete Care Management, an affiliate of Peace Capital, in 2Q2021. The new operating team has improved EBITDAR by more than 75% through an improved unit acuity mix and strong expense management**
- Performance improvement over the last three years has resulted in approximately $90 million of value creation, of which $70 million accrued to Welltower through the forward sale and potential future upside through our participating preferred position in the joint venture with Aurora and Peace Capital[1]

A similar path to value creation is currently being pursued through the transition of formerly operated ProMedica assets to 20+ regional operators with Aurora/Integra

$MM	Previous Operator	Transition	Current
	4Q19	4Q21	4Q22
Occupancy	84.7%	74.2%	81.6%
Quality Mix	20.6%	24.8%	27.1%
Revenue	$28.1	$26.2	$31.3
Expenses	24.4	24.0	24.8
Contract Labor	5.6	4.5	3.9
EBITDAR	$3.7	$2.2	$6.5
EBITDAR Margin	***13.1%***	***8.3%***	***20.8%***

Over 700bps of margin expansion vs 4Q19 through mix shift

$70M in value capture to Welltower through exercise of purchase option and achieved operational improvements[1]



1. Analysis assumes 12% capitalization rate on EBITDAR
2. Data as reported by operators

10

Welltower Regional Density Strategy Deepening Relationships with Best-in-Class Local & Regional Operators Case studies 11

Case Studies | Regional Densification Strategy Data-Driven Active Portfolio Management and Disciplined Capital Allocation Driving Regional Densification • Welltower continues to take an active approach to portfolio management, deepening relationships with leading operators in key markets and regions, through data driven asset management and capex initiatives • Case studies herein detail our transition of assets to Oakmont Management Group and Kisco Senior Living, which reflect our strategy of creating regional density with our strongest partners • Additional upside expected over time through location-based operational synergies and the build out of the asset management platform Case Study 1 Case Study 2 Operator Transitions Deepening Operator Relationships Slides 12-13 Slides 14-15 In 2021, transitioned management of six Purchased Walnut Creek community predominately assisted living facilities in managed by Kisco in mid-2022 and California to Oakmont, resulting in concurrently transitioned an existing substantial NOI improvement and Walnut Creek property to Kisco, value creation creating significant scale in an affluent SF Bay Area micro-market 12

Case Study 1

Oakmont Senior Living – History of Success

Oakmont meaningfully outperformed during the pandemic; Ivy Living brand created to leverage that success across transition properties

Relationship Overview | 34 Welltower Communities + 1 Under Development

- The relationship began through the purchase of two properties in early 2015; Welltower subsequently acquired six additional properties in late 2019
  - **The eight properties meaningfully outperformed throughout the pandemic and are currently operating at ~94% occupancy**
- Welltower and Oakmont signed a long-term exclusive development agreement, which is expected to drive significant growth in the partnership's footprint over time

Ivy Living Brand Creation and Dedicated Transition Team

- In April 2021, Welltower purchased a 111-unit seniors housing community in Chula Vista, CA for $35 million. The property site score is in the 85th percentile of the existing Welltower portfolio
  - The purchase price of $315,000/unit represents an attractive ~37% discount to estimated replacement cost for a newly built community
  - **The acquisition is expected to achieve a double-digit unlevered IRR**
- As part of the acquisition, **Oakmont assumed management and created the Ivy Living brand to manage transition assets where they were not the original developer**

In addition to the creation of a separate brand, **Oakmont has also established a dedicated transition team** with specific expertise in seamlessly managing transition properties, including evaluating property-level leadership and identifying operational deficiencies

Same Store Portfolio Performance

	2020	2021	2022
Occupancy	91.1%	88.8%	**94.4%**
Margin	31.8%	29.7%	**31.9%**

Future margin expansion opportunity driven by robust rate growth and normalization of expense environment



13

Case Study 1

Case Study | Portfolio Transition to Oakmont

Transitioned Six Communities to Oakmont;
Meaningful Value Creation Recognized through Improved Performance

Predicted Performance

- In August 2021, Welltower transitioned management of six predominately assisted living communities to Oakmont. The transition portfolio is well located within the SF Bay Area and the Los Angeles metro area, where Oakmont has a long operating history and competitive product
- **The portfolio has meaningfully outperformed over the past two years; spot occupancy has increased over 2,300 bps with recent strong demand enabling Oakmont to raise rates ~10%**
- Recent performance reinforces our confidence in the portfolio's ability to achieve substantial NOI upside. **TTM NOI of $8.8M (as of April 30, 2023) is up meaningfully from $0.6M in 2021**
- Based on each operator's performance in the subject markets, Welltower's data analytics tools predict that Oakmont's bottom-line results will **outperform by 20%** on a stabilized basis driven by both higher occupancy and lower expenses

	Projected Stabilized EBITDARM Per Unit		
Property	Previous Operator	Oakmont	Projected Improvement
1	$2,204	$2,576	**17%**
2	$2,700	$3,040	**13%**
3	$1,664	$1,990	**20%**
4	$2,015	$2,492	**24%**
5	$2,852	$3,423	**20%**
6	$1,552	$2,040	**32%**
Weighted Average	**$2,185**	**$2,625**	**20%**

Operational Update


90.0%
85.0%
80.0%
75.0%
70.0%
65.0%
60.0%
63.8%
64.0%
65.1%
77.2%
88.5%
March '21
June '21
Transition (Aug '21)
June '22
June '23
Spot occupancy has increased over 2,300 bps since the transition

14

Case Study 2 Kisco Senior Living | Premier Seniors Housing Operator Deepened Market Share in Walnut Creek to Expand on Kisco’s Best-in-Class Operational Expertise Kisco Relationship Overview Kisco | The Cardinal at North Hills • Welltower owns a portfolio of seven Kisco communities (3 NNN / 4 SHO) with an additional two projects under development in super prime micro markets as part of 2022 an exclusive long-term strategic partnership Units 225 • Welltower’s Kisco-operated properties have meaningfully outperformed, with same store occupancy at nearly 99% and NOI margin of 40% Occupancy 98.7% • Welltower and Kisco's first project, The Cardinal at North Hills, is one of the most Current RevPOR $9,962 successful senior living communities in the US, having maintained occupancy in the mid-to-high 90% range throughout COVID NOI Margin 40.6% 15

Case Study 2 Case Study | Byron Park Acquisition & Transition Kisco Byron Park Acquisition and Transition of The Kensington • Acquired the purpose-built IL/AL community in the San Francisco suburb of Walnut Creek in mid- Target Metrics Amount 2022 for $129.5 million, representing an attractive discount to estimated replacement cost Purchase Price $129.5 million • Occupancy has outperformed underwriting and increased to over 91% as of March 31, 2023 vs. 83.8% for the TTM period prior to acquisition Units 187 • Concurrent with the acquisition of Kisco Byron Park, Welltower transitioned management of Underwritten Unlevered IRR High-single digits The Kensington, an existing proximate Welltower asset, to Kisco nd ACU Score 92 percentile • Kisco expects operational synergies driven by close geographic proximity and complimentary product and acuity offerings between the two communities tth Neighborhood Score 90 percentile • Welltower is creating regional density with one of its strongest partners through the strategic th acquisition of Byron Park and the transition of The Kensington to Kisco Final Site Score 95 percentile 16

Seniors Housing Trends (Unchanged since prior business update) 17

Substantial SS NOI Margin Expansion Through 1Q2023 Same Store RevPOR and ExpPOR Trends 14.0% RevPOR ExpPOR 12.0% RevPOR growth continues to outpace ExpPOR growth, driving +240bps of SS NOI margin expansion in 1Q2023 vs. 1Q2022 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% -2.0% -4.0% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 18 Represents quarter year-over year SS RevPOR and SS ExpPOR growth percentages. See 1Q23 Non-GAAP Financial Measures on our website and the Supplemental Information documents for each respective quarter for discussion and reconciliations

Net Hiring and Agency Labor Expense Trends

Significant Shift in Labor Market Driving Continued Positive Net Hiring Momentum[(1)]



Same Store Agency Labor Expense (% Compensation)
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
7.9%
7.0%
6.7%
4.9%
3.4%
1Q22
2Q22
3Q22
4Q22
1Q23



Year-over-Year Job Growth(2)
Healthcare
All Employees
Community Care Facilities for the Elderly
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
2019
2020
2021
2022
2023
6.8%
3.8%
2.7%

- **Same store SHO portfolio headcount increased over 2% in 1Q23 after increasing 4.5% for full-year 2022**
  - Several operators noted lower applicant attrition throughout the recruitment process as well as recent success from improved hiring and recruiting processes, including reducing property response times for new applicants
- **We continue to expect the positive net hiring momentum in recent quarters to result in a further normalization of agency labor usage throughout 2023**
  - Agency labor represented 3.4% of compensation expense in the SS SHO portfolio in 1Q2023, representing a decline from 4.9% in 4Q2022 and nearly 8% in 1Q2022
- While agency labor usage remains higher in the UK than in the US and Canada, overseas recruitment efforts and lower employee turnover continue to generate positive net hiring results

1. Hiring data as reported by operators
2. U.S. Bureau of Labor Statistics

19

Pre-COVID Occupancy Seasonality Majority of annual occupancy gains have historically been generated in the second half of the year (1) SHO Portfolio Same Store Sequential Occupancy Change 2014 - 2019 150bps 1Q23 occupancy growth continued to outpace historical trends 100bps 50bps 0bps -50bps -100bps -150bps 1Q 2Q 3Q 4Q 1. Represents SHO same store portfolio each quarter at pro rata ownership; see each quarters respective Supplemental Information Report 20

Societal & Technological Trends | Impact on Real Estate Sectors Precedent for Extended Period of Compounding Growth and Re-Rating of Cash Flow Multiple THEME REAL ESTATE SECTOR IMPACT Industrial / Logistics E-Commerce Example: Prologis Themes of the Data Centers Digital Technology Example: Equinix last 10 years Self Storage Operationalizing Real Estate Example: Extra Space Storage Theme of the AGING OF THE POPULATION HEALTH CARE next 10+ years 21

Seniors Housing | Compelling Backdrop for Multi-Year Revenue Growth Accelerating 80+ Population Growth Coinciding with Diminishing New Supply & Improved Affordability (1) (2) (3) US 80+ Population Growth Seniors Housing Net Inventory Growth Rate Seniors Housing Affordability Indexed Growth Since 2008 20M 3.5% 4.4% population growth in 2023 marks 19M the HIGHEST level in 52 years Significant Pricing Power Supported by Wealth Creation for Older Age Cohort 18M 3.0% 200% 17M 180% Affordability +2.8x since 2008 2.5% 160% 16M Rent Growth +1.5x since 2008 140% 15M 120% 14M 2.0% 100% 13M 80% 60% 1.5% 12M 1.4% 40% 11M 20% 1.0% 10M 0% 1. SOURCE: Organisation for Economic Co-operation and Development 2. SOURCE: MAP 99 NIC MAP Vision 22 3. SOURCE; NIC MAP Vision; Federal Reserve, Survey of Consumer Finances and Financial Accounts of the United States

Supply-Demand Imbalance Expected to Support Sustained Occupancy Growth in 2023+ Seniors Housing Demand Remains Robust Seniors Housing Supply Continues to Decline Rapidly (1,2) (1) TTM Absorption Construction Starts NIC MAP Primary and Secondary Markets NIC Primary and Secondary Markets 60K Starts Average 13K 40K 11K 20K 9K 0K 7K -20K 5K -40K 1Q2023 construction starts 3K 1Q23 TTM Absorption +156% -60K (2) down nearly 75% from peak vs. Pre-Pandemic average -80K 1K 1. National Investment Center for Seniors Housing & Care – latest available data 23 2. Pre-pandemic average represents 1Q09-1Q20

Slower Net Inventory Growth Sets Stage For Occupancy Gains Meaningful Deceleration in Net Inventory Growth Paving the Way for MULTI-YEAR OCCUPANCY GAINS TTM Deliveries (% Total Inventory) Obsolescence Net Inventory Growth TTM Deletions (% Inventory Growth) AL IL SH AL IL SH AL IL SH 5.5% 5.0% 2.0% 4.5% 5.0% 1.8% 4.0% 1.6% 4.5% 3.5% 1.4% 3.0% 4.0% 1.2% 2.5% 1.0% 3.5% 2.0% 0.8% 1.5% 3.0% 0.6% 1.0% 0.4% 2.5% SH TTM deliveries -22% since 4Q17 SH TTM deletions +116% since 4Q17 Net Inventory Growth -42% since 4Q17 0.5% 0.2% 2.0% 0.0% 0.0% Declining Deliveries + High Inventory Obsolescence = Decelerating Inventory Growth 24 SOURCE: National Investment Center for Seniors Housing & Care – latest available data

(1) Balanced Lease Structure Mitigates Impact of Inflationary Pressures Shorter duration leases in SHO portfolio allow for more frequent mark-to-market of rents Outpatient SHO SH Triple-Net LT/PAC Hospital Life Science Medical 2% 16% 5% 23% 22% Meaningful increase in SHO (2) (3) 46% 1Q 2013 NOI 29% 1Q 2023 NOI 12% exposure over past 10 years 19% 25% (4) Approximately 2.8-year total portfolio weighted average lease term 1. WALT: Weighted Average Lease Term 2. Represents annualized NOI as reported in 1Q2013. See 1Q2013 Supplemental Information Report 3. Represents in place NOI. See “Supplemental Financial Measures” at the end of this presentation for definitions and reconciliations of non-GAAP financial measures 25 4. Assumes 50% of SHO resident agreements reset on January 1 and 50% reset on the anniversary date (6 months). Weighted Average Lease Term/Maturity per 1Q2023 supplemental disclosure: SH NNN = 10 years, LT/PAC = 15 years, Outpatient Medical = 6 years; based upon segment level 1Q2023 rental income

Global Financial Crisis Case Study Resilient Demand During GFC Driven By Needs-Based Nature of Seniors Housing (2) (3) (1) TTM Market Rent Growth Existing Home Sales Seniors Housing Average Occupancy 7.0 4.0% 95% Seniors housing occupancy remained stable 6.5 2.0% through the GFC despite a significant Nearly 50% decline in home deterioration in home sales and values sales from peak to trough 6.0 0.0% 90% 5.5 -2.0% 5.0 -4.0% 85% 4.5 -6.0% 4.0 -8.0% Office 80% Retail 3.5 Multi-Family -10.0% Industrial Seniors Housing 3.0 -12.0% 75% 2008 2009 2010 2011 2012 1. Source: 1Q22 NIC MAP 99 Data 2. Source: CoStar, NIC MAP 26 3. Bloomberg

SHO Portfolio | Path to Recovery

	Category	NOI ($M)
A)	**1Q23 Total Portfolio - IPNOI Portfolio**	**960**
B)	4Q19 Open Property Occupancy Recovery (ex. Transitions)	184
C)	Transition Properties	78
D)	Fill-Up Properties	83
E)	Lease-Up of COVID Class Acquisitions (4Q20-1Q23)	136
F)	**1Q23 Total Portfolio - Post COVID Recovery NOI**	**1,441**

A)	1Q23 Portfolio In-Place NOI
B)	Incremental NOI from return to 4Q19 NOI levels for properties open in 4Q19, excluding segment or operator transitions
C)	Incremental NOI from properties open in 4Q19 that subsequently underwent operator or segment transitions
D)	Incremental NOI from development properties delivered subsequent to 4Q19 and properties acquired subsequent to 4Q19 and prior to 4Q20. NOI stabilization assumes return to pre-COVID NOI for acquisition properties and underwritten stabilized NOI for development properties
E)	Incremental NOI from stabilization of acquisitions between 4Q20 and 1Q23
F)	1Q23 portfolio post-COVID recovery NOI. Represents portfolio occupancy of 87.9% and operating margin of 30.9%



$482 million embedded NOI growth in return to Pre-COVID levels
$1,600M
$1,400M
$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0M
$960M
$184
$78
$83
$136
$1,441M
A
B
C
D
E
F
Occupancy 79.0%
Occupancy 87.9%

Potential for ADDITIONAL UPSIDE assuming return to PEAK OCCUPANCY of 91.2% in 4Q2015

See "Supplemental Financial Measures" at the end of this presentation for definitions and reconciliations of non-GAAP financial measures

27

Supplemental Financial Measures 28

Non-GAAP Financial Measures We believe that revenues, net income and net income attributable to common stockholders ( NICS ), as defined by U.S. generally accepted accounting principles ( U.S. GAAP ), are the most appropriate earnings measurements. However, we consider Funds from Operations ( FFO ), Normalized FFO, Net Operating Income ( NOI ) and In-Place NOI ( IPNOI ) to be useful supplemental measures of our operating performance. These supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding. 29

FFO and Normalized FFO Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts ( NAREIT ) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO attributable to common stockholders, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Normalized FFO attributable to common stockholders represents FFO adjusted for certain items detailed in the reconciliations and described in our earnings press releases for the relevant periods. We believe that Normalized FFO attributable to common stockholders is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare our operating performance between periods or to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. 30

Earnings Outlook Reconciliation (in millions, except per share data) Year Ended December 31, 2023 Prior Outlook Current Outlook Low High Low High FFO Reconciliation: Net income attributable to common stockholders $ 283 $ 358 $ 303 $ 368 (1,2) Impairments and losses (gains) on real estate dispositions, net (19) (19) (19) (19) (1) Depreciation and amortization 1,391 1,391 1,391 1,391 NAREIT FFO attributable to common stockholders $ 1,655 $ 1,730 $ 1,675 $ 1,740 (1,3) Normalizing items, net 33 33 33 33 Normalized FFO attributable to common stockholders $ 1,688 $ 1,763 $ 1,708 $ 1,773 Diluted per share data attributable to common stockholders: Net income $ 0.57 $ 0.72 $ 0.61 $ 0.74 NAREIT FFO $ 3.32 $ 3.47 $ 3.36 $ 3.49 Normalized FFO $ 3.39 $ 3.54 $ 3.43 $ 3.56 (1) Other items: Net straight-line rent and above/below market rent amortization $ (126) $ (126) $ (126) $ (126) Non-cash interest expenses 24 24 24 24 Recurring cap-ex, tenant improvements, and lease commissions (174) (174) (174) (174) Stock-based compensation 33 33 33 33 1. Amounts presented net of noncontrolling interests' share and Welltower's share of unconsolidated entities. 2. Includes estimated gains on projected dispositions. 3. See our earnings press release for more information. 31

NOI and IPNOI We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and unallocable to the properties, or transaction costs. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. 32

In-Place NOI Reconciliations (dollars in thousands) 1Q23 In-Place NOI by property type 1Q23 % of Total Net income (loss) $ 28,635 Seniors Housing Operating $ 959,844 46 % Loss (gain) on real estate dispositions, net (747) Seniors Housing Triple-net 398,356 19 % Loss (income) from unconsolidated entities 7,071 Outpatient Medical 489,400 23 % Income tax expense (benefit) 3,045 Long-Term/Post-Acute Care 245,624 12 % Other expenses 22,745 Total In-Place NOI $ 2,093,224 100 % Impairment of assets 12,629 Provision for loan losses, net 777 Loss (gain) on extinguishment of debt, net 5 Loss (gain) on derivatives and financial instruments, net 930 General and administrative expenses 44,371 Depreciation and amortization 339,112 Interest expense 144,403 Consolidated net operating income 602,976 (1) NOI attributable to unconsolidated investments 26,354 (2) NOI attributable to noncontrolling interests (25,057) Pro rata net operating income (NOI) 604,273 Adjust: Interest income (40,316) Other income (4,790) Sold / held for sale (1,369) (3) Non operational 1,018 (4) Non In-Place NOI (37,611) (5) Timing adjustments 2,101 In-Place NOI 523,306 Annualized In-Place NOI $ 2,093,224 1. Represents Welltower's interest in joint ventures where Welltower is the minority partner. 2. Represents minority partner's interest in joint ventures where Welltower is the majority partner. 3. Primarily includes development properties and land parcels. 4. Primarily represents non-cash NOI. 5. Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions. 33